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                                                                    EXHIBIT 23.1

Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the inclusion in this Form 8-K/A of our report for Premier Agendas, Inc. dated January 17, 2002. It should be noted that we have not audited any financial statements of Premier Agendas, Inc. subsequent to August 31, 2001 or performed any audit procedures subsequent to the date of our report.


ARTHUR ANDERSEN LLP


Seattle, Washington
March 4, 2002